UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2017

BINGHAM CANYON CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-31549	90-0578516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4235 Commerce Street Little River, South Carolina	29566
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 353-4560

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective September 27, 2017, the Registrant’s entered into a $275,000 consolidated promissory note (the “Note”) with Francis J. Read (“Read”).

The Note bears interest at 7.5% per annum and is due and payable on or before October 1, 2018. Interest is payable quarterly or at the end of the loan term at the discretion of the Registrant.

The Note is collateralized by Paradigm Convergence Technologies Corp.’s, the wholly-owned operating subsidiary of the Registrant, US Patent No. 9,679,170 B2 (Material Tracking System).

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the Note, a copy of which is attached to this report as Exhibit 10.1.

Item 2.03 Completion of Acquisition or Disposition of Assets.

Effective September 1, 2017, the Registrant entered into the Note as set forth in Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

10.1	Read Consolidated Promissory Note dated September 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bingham Canyon Corporation

By: /s/ Gary J. Grieco

Gary J. Grieco, President

Date: October 4, 2017